                       SIMON TRANSPORTATION SERVICES INC.
                SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                   (Unaudited)



                                                                  For the Three Months Ended             For the Nine Months Ended
                                                          --------------------------------------------------------------------------
Basic and Diluted:                                             June 30, 1999      June 30, 1998      June 30, 1999    June 30, 1998
                                                               -------------      -------------      -------------    -------------

Common shares outstanding beginning of period:                     6,109,834          6,286,364          6,180,334        6,283,674

Common share equivalents:

         Employee stock options exercised:
                  Basic                                                   --                 63                 --            1,908
                  Diluted                                                 --                 63                 --            1,908

         Common shares repurchased:
                  Basic                                                   --                 --            (61,167)              --
                  Diluted                                                 --                 --            (61,167)              --
                                                          --------------------------------------------------------------------------

         Number of common shares and common
               Share equivalents outstanding
                  Basic                                            6,109,834          6,286,427          6,119,167        6,285,582
                                                          ==========================================================================
                  Diluted                                          6,109,834          6,286,427          6,119,167        6,285,582
                                                          ==========================================================================

Net earnings (loss)                                        $        (866,465)    $     (270,368)     $  (2,747,737)    $     16,476

         Net earnings (loss) per common share
               and common share equivalent
                  Basic                                    $           (0.14)    $        (0.04)     $       (0.45)    $       0.00
                                                          ==========================================================================
                  Diluted                                  $           (0.14)    $        (0.04)     $       (0.45)    $       0.00
                                                          ==========================================================================
